Exhibit 10.1

EXECUTION VERSION

August 28, 2024

FS CREIT FINANCE WF-1 LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Re:         Maturity Date and Funding Period Extension Confirmation Letter and Amendment No. 12 to Master Repurchase and Securities Contract

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017, by and between FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) (as amended by (i) Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, between and among Seller, Buyer and FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Guarantor”), (ii) Amendment No. 2 to Master Repurchase and Securities Contract, dated as of July 24, 2018, between and among Seller, Buyer and Guarantor, (iii) Amendment No. 3 to Master Repurchase and Securities Contract, dated as of November 30, 2018, between and among Seller, Buyer and Guarantor, (iv) Amendment No. 4 to Master Repurchase and Securities Contract, dated as of August 1, 2019, between and among Seller, Buyer and Guarantor, (v) Amendment No. 5 to Master Repurchase and Securities Contract, dated as of August 29, 2019, between and among Seller, Buyer and Guarantor, (vi) Amendment No. 6 to Master Repurchase and Securities Contract, dated as of August 27, 2020, between and among Seller, Buyer and Guarantor, (vii) Amendment No. 7 to Master Repurchase and Securities Contract, dated as of July 30, 2021, between and among Seller, Buyer and Guarantor, (viii) Amendment No. 8 to Master Repurchase and Securities Contract, dated as of February 11, 2022, between and among Seller, Buyer and Guarantor, (ix) Amendment No. 9 to Master Repurchase and Securities Contract, dated as of May 12, 2022, between and among Seller, Buyer and Guarantor, (x) Amendment No. 10 to Master Repurchase and Securities Contract, dated as of September 30, 2022, between and among Seller, Buyer and Guarantor, (xi) Maturity Date and Funding Period Extension Confirmation Letter and Amendment No. 11 to Master Repurchase and Securities Contract, dated as of August 24, 2023, between and among Seller, Buyer, Guarantor and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (“Pledgor”), as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

1.            Maturity Date and Funding Period Extension Confirmation.

This confirmation letter and amendment (the “Confirmation Letter”) shall serve as confirmation that (i) Seller has requested, pursuant to Sections 3.06(a) and 3.06(b) of the Agreement, an extension of each of (a) the Maturity Date, from August 30, 2024 to August 30, 2025 and (b) the Funding Expiration Date, from August 30, 2024 to November 28, 2024, and (ii) Buyer has approved such requests. Therefore, from and after the date of this Confirmation Letter and subject to the execution and delivery of this Confirmation Letter by Seller, Pledgor and Guarantor, (A) the new Maturity Date (as determined pursuant to clause (a) of such definition) under the Agreement shall be August 30, 2025, (B) there shall be one (1) remaining option to further extend the Maturity Date, subject to, and in accordance with the terms of, Section 3.06(a) of the Agreement, (C) the new Funding Expiration Date under the Agreement shall be November 28, 2024, and (D) there shall be no further options to extend the Funding Expiration Date pursuant to Section 3.06(b) of the Agreement or otherwise.

Buyer and Seller further acknowledge and agree that, notwithstanding anything in the Repurchase Documents to the contrary (including, without limitation, Sections 3.06(a) or 3.06(b) of the Agreement), (a) the exercise by Seller, and the granting by Buyer, of the extensions described herein shall be deemed to comply with the timing requirements specified in Sections 3.06(a) and 3.06(b) of the Agreement, (b) no Extension Fee shall be required in connection with the exercise by Seller of the extensions described herein and (c) solely during the period from the date of this Confirmation Letter to but excluding November 28, 2024, (x) the Facility Debt Yield Test shall be deemed to be satisfied and (y) the Release Percentage with respect to any Purchased Asset shall be deemed to be zero percent (0%); provided, that Seller acknowledges and agrees that, from and after November 28, 2024, the terms set forth in the preceding clause (c) shall no longer be applicable, and the definitions of Facility Debt Yield Test and Release Percentage (in each case, as set forth in the Fee Letter without giving effect to this Confirmation Letter) shall be fully effective.

By signing this Confirmation Letter below, Seller hereby represents and warrants that, as of the date of this Confirmation Letter: (i) each of the representations and warranties made by Seller in the Agreement is true and correct as if made on and as of the date of this Confirmation Letter (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date), (ii) Seller has performed all agreements and satisfied all conditions that the Agreement provides shall be performed or satisfied by it as of the date hereof, (iii) no Default or Event of Default has occurred and is continuing, (iv) no accrued and unpaid Margin Deficit is outstanding, and (v) Seller is in compliance with the Facility Debt Yield Test.

2.            Amendments to the Agreement. Buyer and Seller acknowledge and agree that the Agreement is hereby amended as follows:

A.           Article 2 of the Agreement is hereby amended by amending and restating the defined term “Maximum Amount” in its entirety to read as follows:

“Maximum Amount”: From and after August 28, 2024, $600,000,000. The Maximum Amount shall not be increased by any Future Funding Transaction or reduced upon the repurchase of any Purchased Assets prior to the earlier to occur of the Funding Expiration Date or the Maturity Date; provided, that on and after the earlier to occur of the Funding Expiration Date and the Maturity Date, the Maximum Amount on any date shall be an amount equal to the sum of (a) the then-current Aggregate Amount Outstanding, and (b) the Applicable Percentage of those remaining future funding obligations that are scheduled and approved by Buyer in executed Future Funding Confirmation(s) for the related Purchased Asset(s), as such amounts decline as Future Funding Transactions under Section 3.10 are funded, Purchased Assets are repurchased and Margin Deficits are satisfied, all in accordance with the applicable terms of this Agreement. For the avoidance of doubt, no Transactions shall be entered into hereunder after the Funding Expiration Date other than scheduled Future Funding Transactions that have been approved by Buyer, as evidenced by an executed Future Funding Confirmation.

B.            Section 3.06(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Funding Period Extension Option. Seller may request to extend the Funding Period for an additional one-year period (or, in the case of the third Funding Period Extension Option, if any, a 90-day period) on three (3) successive occasions (each, a “Funding Period Extension Option”), in each case, simultaneously with the request by Seller of the first Extension Period, second Extension Period or third Extension Period (as applicable) in the manner set forth in Section 3.06(a) by the delivery of written notice from Seller to Buyer of such request no earlier than ninety (90) days and no later than thirty (30) days prior to the last day of the then-current Funding Period; provided, that (i) if the Funding Period is not extended through the term of the first Extension Period, Seller may not request an extension of the Funding Period in connection with a request by Seller to extend the Maturity Date for a second Extension Period, if any, (ii) if the Funding Period is not extended through the term of the second Extension Period, Seller may not request an extension of the Funding Period in connection with a request by Seller to extend the Maturity Date for a third Extension Period, if any, and (iii) notwithstanding anything to the contrary herein, in connection with Seller’s exercise of the third Funding Period Extension Option, if any, in no event shall the Funding Period be extended beyond November 28, 2024. Any request of Seller to exercise a Funding Period Extension Option may be approved or denied by Buyer, in Buyer’s sole and absolute discretion and any failure of Buyer to respond in writing to any such request shall be deemed to be a denial thereof by Buyer.  Seller’s request to exercise a Funding Period Extension Option will be deemed to be denied if any of the Extension Conditions set forth in Section 3.06(a) are not satisfied with respect to the first Extension Period, the second Extension Period or the third Extension Period, as applicable, as determined by Buyer in Buyer’s sole and absolute discretion.”

3.            Miscellaneous.

A.            This Confirmation Letter is a Repurchase Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect notwithstanding this Confirmation Letter and reaffirms its obligations under the Guarantee Agreement. Pledgor hereby acknowledges and confirms that the Pledge Agreement remains in full force and effect notwithstanding this Confirmation Letter, and hereby reaffirms its obligations under the Pledge Agreement.

B.            THIS CONFIRMATION LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Confirmation Letter may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Confirmation Letter shall be effective as delivery of an original executed counterpart hereof.

C.            Except as expressly amended and modified by this Confirmation Letter, the Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Confirmation Letter, (y) each reference to the “Agreement” or the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Agreement, as amended by this Confirmation Letter, and (z) each reference in the Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Confirmation Letter.

D.            Seller, Guarantor, Pledgor and Buyer have entered into this Confirmation Letter to amend the terms of the Agreement, and do not intend this Confirmation Letter or the transactions contemplated hereby to be, and this Confirmation Letter and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Agreement, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party.  It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Agreement and the Pledge Agreement are preserved, and (ii) the liens and security interests granted under the Agreement and the Pledge Agreement continue in full force and effect.

E.            Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Confirmation Letter, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

Please indicate your acknowledgment of, and agreement to, the terms of this Confirmation Letter by executing and returning a counterpart of this Confirmation Letter to Buyer.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ H. Lee Goins III
Name: H. Lee Goins III
Title: Managing Director

[Wells – FS CREIT – Extension Confirmation Letter]

Acknowledged and agreed:

Seller:

FS CREIT FINANCE WF-1, LLC, a Delaware limited liability company

By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: Authorized Signer

Pledgor:

FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: Authorized Signer

[Wells – FS CREIT – Extension Confirmation Letter]

Guarantor:

FS CREDIT REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: Vice President, Treasurer, and Secretary

[Wells – FS CREIT – Extension Confirmation Letter]